Exhibit 99.1

The Blackstone Group Reports First Quarter 2011 Results

Economic Net Income increased to $568 million for the first quarter of 2011, up 58% from $360 million for the first quarter of 2010.

Distributable Earnings increased to $197 million for the first quarter of 2011, up 32% from $149 million in the first quarter of 2010.

GAAP Results Attributable to The Blackstone Group L.P. was net income of $43 million in the first quarter of 2011, compared to a net loss of $121 million in the first quarter of 2010, in each case including net IPO and acquisition-related accounting charges.

Fee-Earning Assets Under Management increased 26% to $124.0 billion at March 31, 2011, from $98.1 billion at March 31, 2010, while Total Assets Under Management increased 43% to $150 billion at March 31, 2011.

Blackstone declares a quarterly distribution of $0.10 per common unit.

New York, April 21, 2011: The Blackstone Group L.P. (NYSE: BX) today reported its first quarter 2011 results.

Economic Net Income (“ENI”) was $568.1 million for the first quarter of 2011, an increase of $207.7 million compared to ENI for the first quarter of 2010. The increase in ENI was driven principally by strong investment performance across Blackstone’s investment segments, which produced $726.9 million in Performance Fees and Investment Income, more than twice the $343.0 million in the first quarter of 2010.

Blackstone’s Fee-Earning Assets Under Management and Total Assets Under Management continued to demonstrate consistently strong growth, rising to a record $124.0 billion and $150.0 billion, respectively, driven both by net inflows and investment appreciation. Blackstone funds had $31.8 billion of committed but uninvested capital, or “dry powder”, at the end of the first quarter of 2011, a record level.

For the first quarter of 2011, Total Segment Revenues were $1.2 billion, up 64% from the first quarter of 2010. The increase was driven by higher Performance Fees across all the investment segments and an increase in Total Management Fees to $425.7 million, up 17% from $362.6 million in the prior year’s first quarter.

Total Segment Expenses were $509.9 million for the first quarter of 2011, an increase from $326.0 million for the first quarter of 2010, driven largely by increased accruals for Performance Fee Compensation of $177.1 million for the first quarter of 2011. Compensation, excluding Performance Fee Compensation, was up 21% to $229.9 million. Blackstone’s non-compensation expenses were up 41% from the first quarter of 2010 driven mostly by fund-raising and financing activities.

The Blackstone Group® L.P.
345 Park Avenue
New York, NY 10154
212 583-5000

Net Fee Related Earnings from Operations were $93.2 million for the first quarter of 2011, down slightly from $98.7 million for the first quarter of 2010 reflecting increased fund-raising and financing expenses.

GAAP results for the first quarter of 2011 included Revenues of $1.2 billion, compared to $701.2 million for the first quarter of 2010, and Net Income Attributable to The Blackstone Group L.P. of $42.7 million, compared to a net loss of $121.4 million for the first quarter of 2010.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone reported our strongest quarterly earnings since becoming a public company four years ago, as the values of all of our funds continued to increase. In real estate, operating fundamentals continue to improve and two of our global funds moved above their preferred return hurdle and started accruing performance fees. Our unique mix of businesses, each of which is a leader in its own right, gives us a distinct competitive advantage in identifying opportunities for value creation and attracting new capital. Every one of our investing businesses grew sharply year over year, and Blackstone ended the first quarter with record total assets under management of $150 billion, up from $105 billion this time last year.”

The table below details Blackstone’s ENI, Net Fee Related Earnings from Operations, Distributable Earnings and Fee-Earning Assets Under Management as of, and for, the first quarters of 2011 and 2010. ENI, Total Segments includes unrealized gains (losses) and the direct compensation impact related to those gains (losses), but excludes IPO and acquisition-related accounting charges.

	As of and for the Three Months Ended March 31,		Variance
	2011	2010	$	%
	(Dollars in Thousands, Except per Unit Amounts)
Economic Net Income, Total Segments	$654,305	$385,102	$269,203	70%
Provision for Income Taxes (a)	86,206	24,709	61,497	N/M

Economic Net Income, After Taxes	$568,099	$360,393	$207,706	58%

Economic Net Income, After Taxes per Adjusted Unit (b)	$0.51	$0.32	$0.19	59%

Net Fee Related Earnings from Operations	$93,180	$98,745	$(5,565)	–6%

Distributable Earnings	$196,549	$148,696	$47,853	32%

Distributable Earnings per Common Unit (c)	$0.18	$0.14	$0.04	29%

Fee-Earning Assets Under Management:
Private Equity	$35,892,804	$25,173,936	$10,718,868	43%
Real Estate	26,454,012	23,820,697	2,633,315	11%
Hedge Fund Solutions	35,847,002	28,902,220	6,944,782	24%
Credit Businesses	25,838,878	20,173,319	5,665,559	28%

Total Fee-Earning Assets Under Management	$124,032,696	$98,070,172	$25,962,524	26%

(a)	Represents the implied provision for income taxes calculated using a similar methodology applied in calculating the tax provision for The Blackstone Group L.P.
(b)	Adjusted Units represents the weighted-average fully diluted unit count for Economic Net Income purposes. A reconciliation of this item to the comparable GAAP measure is presented in Exhibit 4 to this release.
(c)	See Exhibit 4 for the calculation of Distributable Earnings Units Outstanding.

SEGMENT REVIEW

Private Equity

Private Equity had revenues of $273.7 million for the first quarter of 2011 compared to $276.8 million in 2010. Increases in Performance Fees and Management Fees of 25% and 10%, respectively, were offset by a decline in Investment Income of $37.2 million.

Private Equity had Realized Performance Fees of $82.4 million resulting from realizations in BCP IV and Realized Investment Income of $17.9 million resulting from realizations in both its BCP IV and BCP V funds.

The appreciation of the underlying assets for Blackstone’s contributed Private Equity funds was 4.9% for the first quarter of 2011. BCP’s privately held portfolio companies continued to perform well on a revenue and EBITDA basis while its publicly held investments benefited from an increase in public stock markets, as well as public offerings of Nielsen and Bank United. As of March 31, 2011, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, of Blackstone’s contributed Private Equity funds represented 1.5 times investors’ original investments.

Economic Net Income was $175.5 million for the first quarter of 2011, down from $193.2 million for the first quarter of 2010, a result of lower Investment Income and increased operating expenses.

BCP V closed its investment period on January 7, 2011, thereby commencing the investment period for BCP VI, which is now included in Fee-Earning Assets Under Management. Fee-Earning Assets Under Management were $35.9 billion compared to $25.2 billion in the first quarter of 2010 principally due to the start of BCP VI’s investment period.

Dry powder for Private Equity, which is inclusive of amounts related to BCP VI, was $16.9 billion as of March 31, 2011. Limited Partner Capital Invested during the first quarter of 2011 totaled $652.9 million, an increase from $387.9 million invested during the first quarter of 2010. Blackstone’s Private Equity segment’s funds had $1.7 billion of Limited Partner Capital committed to transactions which had not yet closed as of March 31, 2011.

Real Estate

Real Estate had revenues of $555.6 million for the first quarter of 2011, compared with revenues of $152.2 million for the first quarter of 2010. Improved operating performance, primarily across the hospitality and office segments, led to an increase in the real estate investments’ carrying values, which drove an increase in Performance Fees.

As of March 31, 2011, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, of the Real Estate segment’s contributed carry funds represented 1.4 times investors’ original investment.

The appreciation of the underlying assets for Blackstone’s contributed Real Estate carry funds was 8.7% for the first quarter of 2011, and for the Real Estate debt hedge funds was 4.5% for the first quarter of 2011.

ENI for the Real Estate segment was $361.0 million for the first quarter of 2011 compared to $89.3 million for the first quarter of 2010, driven principally by the increase in Performance Fees noted above.

Fee-Earning Assets Under Management were $26.5 billion compared to $23.8 billion for the first quarter of 2010. Fee-Earning Assets Under Management increased principally due to the commencement of Blackstone’s management of the Merrill Lynch Asia assets which added $2.1 billion in Fee-Earning Assets Under Management in the fourth quarter of 2010.

Dry powder for Real Estate was $8.6 billion as of March 31, 2011. Limited Partner Capital Invested during the first quarter of 2011 was $654.4 million, up from $424.9 million during the first quarter of 2010. Blackstone’s Real Estate segment’s funds had $2.4 billion of Limited Partner Capital committed to transactions which had not yet closed as of March 31, 2011. This active investment pace has resulted in the segment’s BREP VI fund reaching approximately 82% invested or committed capital as of the end of the first quarter of 2011. Accordingly, Blackstone has commenced fund-raising for its next major real estate fund.

Hedge Fund Solutions

Hedge Fund Solutions had revenues of $105.4 million for the first quarter of 2011, compared with revenues of $89.2 million for the first quarter of 2010. The increase from the first quarter of 2010 was principally due to an increase in Total Management Fees of 18% to $76.2 million for the first quarter of 2011.

The appreciation of the underlying assets for Blackstone’s Hedge Fund Solutions’ funds was 2% for the first quarter of 2011.

ENI for the Hedge Funds Solutions segment was up 10% to $58.1 million for the first quarter of 2011 compared to $52.6 million for the first quarter of 2010 as higher Fee-Earning Assets Under Management drove increases in Management and Performance Fees.

Fee-Earning Assets Under Management for the segment grew 24% to $35.8 billion from $28.9 billion at the end of the first quarter of 2010. The increase from the prior year period was principally due to net inflows and market appreciation across the segment. Net inflows for Blackstone’s Hedge Fund Solutions business came primarily from its commingled and customized investment products, hedge fund manager seeding platform and long only solutions business.

As of March 31, 2011, 74% of the Fee-Earnings Assets Under Management in Blackstone’s Hedge Fund Solutions products which were eligible to earn performance fees were above their respective high water marks.

Credit Businesses

Credit Businesses had revenues of $156.7 million for the first quarter of 2011, compared with revenues of $115.4 million for the first quarter of 2010. The increase from the first quarter of 2010 was due to an increase in Performance Fees of 47% to $95.0 million for the first quarter of 2011, resulting from strong fund performance across the segment, and an increase in Total Management Fees of 40% to $55.3 million.

The appreciation of the underlying assets for Blackstone’s credit-oriented business was 8.1% for the flagship hedge funds, 9.0% for the mezzanine funds and 9.4% for the rescue lending funds for the first quarter of 2011.

ENI for the Credit Businesses segment was up 45% to $60.5 million for the first quarter of 2011 compared to $41.8 million for the first quarter of 2010 as higher Fee-Earning Assets Under Management and favorable market conditions drove increases in Management and Performance Fees.

Fee-Earning Assets Under Management for the segment increased 28% to $25.8 billion from $20.2 billion for the first quarter of 2010. The long only platform had particularly strong year over year growth in Fee-Earning Assets Under Management, increasing to $19.3 billion, up $5.1 billion, or 36%, from the first quarter of last year as the segment continued to launch new products and strategies. Additionally, Blackstone announced the acquisition of Allied Irish Banks’ CLO platform, which will add $2.1 billion of Fee-Earning Assets Under Management when that acquisition closes sometime in the second quarter.

As of March 31, 2011, 99% of the Fee-Earning Assets Under Management in Blackstone’s credit-oriented hedge funds which were eligible to earn performance fees were above their respective high water marks compared to 88% as of March 31, 2010.

Dry powder of drawdown funds for the Credit Businesses segment was $4.1 billion as of March 31, 2011.

Financial Advisory

Revenues were $72.8 million for the first quarter of 2011, a modest decrease from $77.5 million for the first quarter of 2010. The decrease in segment revenues was primarily driven by decreases in Blackstone Advisory Partners’ business as several transactions closed in late 2010 instead of 2011 and a decrease in the restructuring and reorganization business largely due to the improving economy as well as the continued strength of the credit markets. These decreases were largely offset by an increase in fees earned by Blackstone’s fund placement business as the institutional fund-raising environment improved compared to the first quarter of 2010.

ENI was a loss of $0.9 million for the first quarter of 2011 compared to income of $8.2 million for the first quarter of 2010.

CAPITAL AND LIQUIDITY

As of March 31, 2011, Blackstone had $455.8 million in cash, $976.1 million invested in Blackstone’s Treasury cash management strategies, $254.0 million invested in liquid Blackstone funds and $1.7 billion invested in illiquid Blackstone funds. Long-term debt totaled $1.0 billion in borrowings from the 2010 and 2009 bond issuances. Blackstone has no borrowings outstanding against its $1 billion revolving credit facility. On April 8, 2011, Blackstone and its lenders amended the revolving credit facility to extend its maturity from March 23, 2013 to April 8, 2016.

DISTRIBUTION

The Blackstone Group L.P. has declared a quarterly distribution of $0.10 per common unit to record holders of common units at the close of business on May 16, 2011. This distribution will be paid on May 31, 2011.

Blackstone’s general partner maintains the right to determine the amount to be distributed from The Blackstone Group L.P.’s net after-tax share of its annual Distributable Earnings. Distributable Earnings will only be a starting point for the determination of the amount to be distributed to unitholders because in determining the amount to be distributed Blackstone will subtract from Distributable Earnings any amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter. The aggregate amounts of Blackstone’s distributions to unitholders will typically be less than its Distributable Earnings for that year.

Although for calendar 2010 Blackstone distributed substantially all of its net after-tax annual Distributable Earnings. Blackstone’s current intention is now to distribute to its common unitholders substantially all of The Blackstone Group L.P.’s net after-tax share of annual Distributable Earnings less the amount of its realized investment gains. This determination was made based on the continued pace of organic and inorganic growth and the potential for further strategic initiatives and the retained amount will be used for those purposes. The retained cash will be deducted from the fourth quarter distribution which is made in the first quarter of the ensuing calendar year. Distributions for the first three quarters will remain unchanged at $0.10 per unit. All distributions are subject to Blackstone’s discretion to retain additional amounts from the amount of annual Distributable Earnings to be distributed as described above.

Because Blackstone will not know what its Distributable Earnings will be for any fiscal year until the end of such year, Blackstone expects that its first three quarterly distributions in respect of any given year will be based on its anticipated annualized Net Fee Related Earnings. As such, the distributions for the first three quarters are expected to be smaller than the final quarterly distribution in respect of such year. For the fourth quarter of 2011 Blackstone expects to pay the remaining amount of the year’s Distributable Earnings less realized investment gains.

All of the foregoing is subject to the qualification that the declaration and payment of any distributions are at the sole discretion of Blackstone’s general partner and the general partner may change its distribution policy at any time.

Because the wholly-owned subsidiaries of The Blackstone Group L.P. must pay taxes and make payments under the tax receivable agreements described in Blackstone’s Annual Report on Form 10-K, the amounts ultimately distributed by The Blackstone Group L.P. to its common unitholders in respect of fiscal 2011 and subsequent years are expected to be different, on a per unit basis, than the amounts distributed by the Blackstone Holdings partnerships to the Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships in respect of their Blackstone Holdings partnership units.

# # #

Blackstone will host a conference call on April 21, 2011 at 11:00 a.m. ET to discuss first quarter 2011 results. The conference call can be accessed by dialing (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international) pass code 14994355. Additionally, the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international) conference ID number 77830492, beginning approximately two hours after the event.

Blackstone expects to host conference calls to report its 2011 results as follows: second quarter results, July 21, 2011; third quarter results, October 20, 2011 and fourth quarter and full year results, February 2, 2012.

Investor Relations Contacts:

Joan Solotar

The Blackstone Group

Tel: +1 (212) 583-5068

solotar@blackstone.com

Weston Tucker

The Blackstone Group

Tel: +1 (212) 583-5231

tucker@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 (212) 583-5871

rose@blackstone.com

About The Blackstone Group

Blackstone is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1. Consolidated Statements of Operations

(Dollars in Thousands, Except Per Unit Data)

	Quarter Ended March 31,
	2011	2010
Revenues
Management and Advisory Fees	$412,738	$354,820

Performance Fees
Realized	96,203	54,049
Unrealized	512,401	131,779

Total Performance Fees	608,604	185,828

Investment Income
Realized	12,783	5,726
Unrealized	107,395	149,220

Total Investment Income	120,178	154,946

Interest and Dividend Revenue	9,490	8,895
Other	2,259	(3,250)

Total Revenues	1,153,269	701,239

Expenses
Compensation and Benefits
Compensation	659,483	924,950
Performance Fee Compensation
Realized	14,543	7,741
Unrealized	162,525	54,600

Total Compensation and Benefits	836,551	987,291
General, Administrative and Other	129,386	106,379
Interest Expense	13,803	7,185
Fund Expenses	11,124	(141)

Total Expenses	990,864	1,100,714

Other Income
Net Gains (Losses) from Fund Investment Activities	(45,191)	171,804

Income (Loss) Before Provision (Benefit) for Taxes	117,214	(227,671)
Provision for Taxes	38,850	9,635

Net Income (Loss)	78,364	(237,306)
Net Income Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	22,025	23,969
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	(93,081)	135,966
Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	106,716	(275,864)

Net Income (Loss) Attributable to The Blackstone Group L.P.	$42,704	$(121,377)

Net Loss per Common Unit, Basic and Diluted		$(0.36)

Net Income per Common Unit, Basic	$0.10

Net Income per Common Unit, Diluted	$0.09

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations

(Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income and Net Fee Related Earnings from Operations. Net Fee Related Earnings from Operations is a supplemental measure of after tax performance used to highlight earnings from operations excluding the income from and related profit sharing expenses of Blackstone’s performance fees and investment income, except for interest income. The reconciliation of Economic Net Income to Net Fee Related Earnings from Operations is presented in Exhibit 2b to this release.

	Three Months Ended
						Mar 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Mar 31, 2010
	2010	2010	2010	2010	2011	$	%
Economic Net Income Recap, Total Segments
Revenues
Management and Advisory Fees
Base Management Fees	$251,971	$262,914	$269,434	$285,152	$305,587	$53,616	21%
Advisory Fees	76,568	134,099	84,541	130,932	70,252	(6,316)	–8%
Transaction and Other Fees, Net *	35,260	20,617	22,948	58,923	58,363	23,103	66%
Management Fee Offsets **	(1,178)	(179)	(674)	(282)	(8,536)	(7,358)	N/M

Total Management and Advisory Fees	362,621	417,451	376,249	474,725	425,666	63,045	17%

Performance Fees
Realized	53,881	46,374	66,039	195,369	95,600	41,719	77%
Unrealized	132,333	(20,738)	192,745	260,286	505,197	372,864	N/M

Total Performance Fees	186,214	25,636	258,784	455,655	600,797	414,583	N/M

Investment Income
Realized	5,307	15,721	14,276	11,611	23,499	18,192	N/M
Unrealized	151,521	87,186	128,247	134,680	102,577	(48,944)	–32%

Total Investment Income	156,828	102,907	142,523	146,291	126,076	(30,752)	–20%
Interest Income and Dividend Revenue	8,690	6,930	10,187	10,289	9,448	758	9%
Other	(3,250)	(644)	4,468	(1,192)	2,259	5,509	N/M

Total Revenues	711,103	552,280	792,211	1,085,768	1,164,246	453,143	64%

Expenses
Compensation and Benefits
Compensation	190,637	220,662	210,582	237,233	229,898	39,261	21%
Performance Fee Compensation
Realized	7,741	22,879	24,962	72,734	14,543	6,802	88%
Unrealized	54,600	(892)	104,323	70,615	162,525	107,925	198%

Total Compensation and Benefits	252,978	242,649	339,867	380,582	406,966	153,988	61%
Other Operating Expenses	73,023	88,160	84,253	99,080	102,975	29,952	41%

Total Expenses	326,001	330,809	424,120	479,662	509,941	183,940	56%

Total Economic Net Income	$385,102	$221,471	$368,091	$606,106	$654,305	$269,203	70%

Total Net Fee Related Earnings from Operations	$98,745	$107,915	$112,914	$122,740	$93,180	$(5,565)	–6%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
						Mar 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Mar 31, 2010
	2010	2010	2010	2010	2011	$	%
Private Equity
Revenues
Management Fees
Base Management Fees	$65,432	$66,795	$66,077	$65,003	$79,935	$14,503	22%
Transaction and Other Fees, Net *	31,972	16,367	13,348	10,556	35,342	3,370	11%
Management Fee Offsets **	—	—	(91)	(97)	(7,889)	(7,889)	N/M

Total Management Fees	97,404	83,162	79,334	75,462	107,388	9,984	10%

Performance Fees
Realized	46,175	1,106	44,814	64,774	82,389	36,214	78%
Unrealized	45,549	(24,020)	45,499	84,466	32,537	(13,012)	–29%

Total Performance Fees	91,724	(22,914)	90,313	149,240	114,926	23,202	25%

Investment Income (Loss)							N/M
Realized	(495)	3,141	9,940	2,746	17,907	18,402	N/M
Unrealized	84,684	17,275	30,491	20,838	29,126	(55,558)	–66%

Total Investment Income (Loss)	84,189	20,416	40,431	23,584	47,033	(37,156)	–44%
Interest Income and Dividend Revenue	3,428	2,728	3,802	4,086	3,505	77	2%
Other	100	460	1,061	400	811	711	N/M

Total Revenues	276,845	83,852	214,941	252,772	273,663	(3,182)	–1%

Expenses
Compensation and Benefits
Compensation	46,910	46,612	47,552	38,271	56,254	9,344	20%
Performance Fee Compensation
Realized	6,005	128	10,783	15,711	7,718	1,713	29%
Unrealized	6,344	(10,296)	18,306	6,966	5,464	(880)	–14%

Total Compensation and Benefits	59,259	36,444	76,641	60,948	69,436	10,177	17%
Other Operating Expenses	24,431	28,677	26,359	30,122	28,713	4,282	18%

Total Expenses	83,690	65,121	103,000	91,070	98,149	14,459	17%

Economic Net Income	$193,155	$18,731	$111,941	$161,702	$175,514	$(17,641)	–9%

Net Fee Related Earnings from Operations	$28,712	$11,464	$17,465	$7,355	$23,803	$(4,909)	–17%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
						Mar 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Mar 31, 2010
	2010	2010	2010	2010	2011	$	%
Real Estate
Revenues
Management Fees
Base Management Fees	$83,060	$82,916	$83,232	$89,220	$95,439	$12,379	15%
Transaction and Other Fees, Net *	1,942	2,979	8,538	46,455	21,543	19,601	N/M
Management Fee Offsets **	(489)	(110)	(401)	(71)	(505)	(16)	–3%

Total Management Fees	84,513	85,785	91,369	135,604	116,477	31,964	38%

Performance Fees
Realized	5,948	16,319	5,010	13,011	2,593	(3,355)	–56%
Unrealized	11,391	21,117	69,910	154,553	368,104	356,713	N/M

Total Performance Fees	17,339	37,436	74,920	167,564	370,697	353,358	N/M

Investment Income
Realized	2,632	3,900	2,159	2,560	2,919	287	11%
Unrealized	46,892	79,543	83,968	108,576	61,406	14,514	31%

Total Investment Income	49,524	83,443	86,127	111,136	64,325	14,801	30%
Interest Income and Dividend Revenue	2,718	2,178	3,026	3,251	3,288	570	21%
Other	(1,876)	(390)	2,330	(400)	860	2,736	N/M

Total Revenues	152,218	208,452	257,772	417,155	555,647	403,429	N/M

Expenses
Compensation and Benefits
Compensation	40,150	44,528	43,219	55,280	58,501	18,351	46%
Performance Fee Compensation
Realized	1,524	8,895	1,806	3,619	1,230	(294)	–19%
Unrealized	6,937	15,999	46,182	53,746	106,501	99,564	N/M

Total Compensation and Benefits	48,611	69,422	91,207	112,645	166,232	117,621	N/M
Other Operating Expenses	14,290	17,647	18,584	23,668	28,366	14,076	99%

Total Expenses	62,901	87,069	109,791	136,313	194,598	131,697	N/M

Economic Net Income	$89,317	$121,383	$147,981	$280,842	$361,049	$271,732	N/M

Net Fee Related Earnings from Operations	$29,825	$24,743	$39,853	$52,457	$31,233	$1,408	5%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
						Mar 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Mar 31, 2010
	2010	2010	2010	2010	2011	$	%
Hedge Fund Solutions
Revenues
Management Fees
Base Management Fees	$63,866	$65,533	$69,305	$74,069	$75,612	$11,746	18%
Transaction and Other Fees, Net *	809	870	846	1,047	727	(82)	–10%
Management Fee Offsets **	—	(72)	(163)	(95)	(124)	(124)	N/M

Total Management Fees	64,675	66,331	69,988	75,021	76,215	11,540	18%

Performance Fees
Realized	2,117	1,021	872	52,616	893	(1,224)	–58%
Unrealized	10,413	(2,596)	14,137	(18,972)	19,253	8,840	85%

Total Performance Fees	12,530	(1,575)	15,009	33,644	20,146	7,616	61%

Investment Income (Loss)
Realized	(250)	5,438	1,050	3,580	1,341	1,591	N/M
Unrealized	11,880	(6,749)	7,831	6,399	7,120	(4,760)	–40%

Total Investment Income (Loss)	11,630	(1,311)	8,881	9,979	8,461	(3,169)	–27%
Interest Income and Dividend Revenue	475	353	498	543	516	41	9%
Other	(83)	(40)	270	(50)	104	187	N/M

Total Revenues	89,227	63,758	94,646	119,137	105,442	16,215	18%

Expenses
Compensation and Benefits
Compensation	20,742	26,388	24,506	23,750	28,657	7,915	38%
Performance Fee Compensation
Realized	771	356	3,313	16,193	300	(471)	–61%
Unrealized	3,783	(977)	5,075	(6,814)	5,358	1,575	42%

Total Compensation and Benefits	25,296	25,767	32,894	33,129	34,315	9,019	36%
Other Operating Expenses	11,285	12,353	12,388	15,334	13,008	1,723	15%

Total Expenses	36,581	38,120	45,282	48,463	47,323	10,742	29%

Economic Net Income	$52,646	$25,638	$49,364	$70,674	$58,119	$5,473	10%

Net Fee Related Earnings from Operations	$31,542	$26,857	$36,082	$29,240	$33,136	$1,594	5%

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
						Mar 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Mar 31, 2010
	2010	2010	2010	2010	2011	$	%
Credit Businesses
Revenues
Management Fees
Base Management Fees	$39,613	$47,670	$50,820	$56,860	$54,601	$14,988	38%
Transaction and Other Fees, Net *	536	299	216	606	745	209	39%
Management Fee Offsets **	(689)	3	(19)	(19)	(18)	671	97%

Total Management Fees	39,460	47,972	51,017	57,447	55,328	15,868	40%

Performance Fees
Realized	(359)	27,928	15,343	64,968	9,725	10,084	N/M
Unrealized	64,980	(15,239)	63,199	40,239	85,303	20,323	31%

Total Performance Fees	64,621	12,689	78,542	105,207	95,028	30,407	47%

Investment Income (Loss)
Realized	3,233	3,291	658	2,518	1,235	(1,998)	–62%
Unrealized	7,835	(3,444)	5,350	(269)	4,532	(3,303)	–42%

Total Investment Income (Loss)	11,068	(153)	6,008	2,249	5,767	(5,301)	–48%
Interest Income and Dividend Revenue	673	403	1,252	710	453	(220)	–33%
Other	(459)	(332)	330	(27)	98	557	N/M

Total Revenues	115,363	60,579	137,149	165,586	156,674	41,311	36%

Expenses
Compensation and Benefits
Compensation	28,343	26,982	28,774	39,158	30,325	1,982	7%
Performance Fee Compensation
Realized	(559)	13,500	9,060	37,211	5,295	5,854	N/M
Unrealized	37,536	(5,618)	34,760	16,717	45,202	7,666	20%

Total Compensation and Benefits	65,320	34,864	72,594	93,086	80,822	15,502	24%
Other Operating Expenses	8,290	12,167	9,669	8,980	15,357	7,067	85%

Total Expenses	73,610	47,031	82,263	102,066	96,179	22,569	31%

Economic Net Income	$41,753	$13,548	$54,886	$63,520	$60,495	$18,742	45%

Net Fee Related Earnings from Operations	$2,594	$7,695	$13,252	$10,028	$8,987	$6,393	N/M

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
						Mar 31, 2011 vs.
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Mar 31, 2010
	2010	2010	2010	2010	2011	$	%
Financial Advisory
Revenues
Advisory Fees	$76,568	$134,099	$84,541	$130,932	$70,252	$(6,316)	–8%
Transaction and Other Fees, Net	1	102	—	259	6	5	N/M

Total Advisory and Transaction Fees	76,569	134,201	84,541	131,191	70,258	(6,311)	–8%

Investment Income (Loss)
Realized	187	(49)	469	207	97	(90)	–48%
Unrealized	230	561	607	(864)	393	163	71%

Total Investment Income (Loss)	417	512	1,076	(657)	490	73	18%
Interest Income and Dividend Revenue	1,396	1,268	1,609	1,699	1,686	290	21%
Other	(932)	(342)	477	(1,115)	386	1,318	N/M

Total Revenues	77,450	135,639	87,703	131,118	72,820	(4,630)	–6%

Expenses
Compensation and Benefits
Compensation	54,492	76,152	66,531	80,774	56,161	1,669	3%

Total Compensation and Benefits	54,492	76,152	66,531	80,774	56,161	1,669	3%
Other Operating Expenses	14,727	17,316	17,253	20,976	17,531	2,804	19%

Total Expenses	69,219	93,468	83,784	101,750	73,692	4,473	6%

Economic Net Income (Loss)	$8,231	$42,171	$3,919	$29,368	$(872)	$(9,103)	N/M

Net Fee Related Earnings (Loss) from Operations	$6,072	$37,156	$6,262	$23,660	$(3,979)	$(10,051)	N/M

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments Economic Net Income, of Total Segments, Economic Net Income to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations

(Dollars in Thousands)

The tables below reconcile Economic Net Income (Loss) to Net Fee Related Earnings from Operations.

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Private Equity
Economic Net Income	$193,155	$18,731	$111,941	$161,702	$175,514
Performance Fees Adjustment (a)	(91,724)	22,914	(90,313)	(149,240)	(114,926)
Investment Income (Loss) Adjustment (b)	(84,189)	(20,416)	(40,431)	(23,584)	(47,033)
Investment Income - Blackstone’s Treasury Cash Management Strategies (c)	1,650	2,278	5,052	(3,358)	275
Performance Fee Compensation and Benefits Adjustment (d)	12,349	(10,168)	29,089	22,677	13,182
Taxes Payable (e)	(2,529)	(1,875)	2,127	(842)	(3,209)

Net Fee Related Earnings from Operations	$28,712	$11,464	$17,465	$7,355	$23,803

Real Estate
Economic Net Income	$89,317	$121,383	$147,981	$280,842	$361,049
Performance Fees Adjustment (a)	(17,339)	(37,436)	(74,920)	(167,564)	(370,697)
Investment Income (Loss) Adjustment (b)	(49,524)	(83,443)	(86,127)	(111,136)	(64,325)
Investment Income - Blackstone’s Treasury Cash Management Strategies (c)	1,311	1,811	4,016	(2,669)	257
Performance Fee Compensation and Benefits Adjustment (d)	8,461	24,894	47,988	57,365	107,731
Taxes Payable (e)	(2,401)	(2,466)	915	(4,381)	(2,782)

Net Fee Related Earnings from Operations	$29,825	$24,743	$39,853	$52,457	$31,233

(a)	This adjustment removes from ENI the segment amount of Performance Fees.
(b)	This adjustment removes from ENI the segment amount of Investment Income (Loss).
(c)	This adjustment represents the realized and unrealized gain on Blackstone’s Treasury cash management strategies which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(d)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees.
(e)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments Economic Net Income, of Total Segments, Economic Net Income to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Hedge Fund Solutions
Economic Net Income	$52,646	$25,638	$49,364	$70,674	$58,119
Performance Fees Adjustment (a)	(12,530)	1,575	(15,009)	(33,644)	(20,146)
Investment Income (Loss) Adjustment (b)	(11,630)	1,311	(8,881)	(9,979)	(8,461)
Investment Income - Blackstone’s Treasury Cash Management Strategies (c)	215	292	647	(430)	40
Performance Fee Compensation and Benefits Adjustment (d)	4,554	(621)	8,388	9,379	5,658
Taxes Payable (e)	(1,713)	(1,338)	1,573	(6,760)	(2,074)

Net Fee Related Earnings from Operations	$31,542	$26,857	$36,082	$29,240	$33,136

Credit Businesses
Economic Net Income	$41,753	$13,548	$54,886	$63,520	$60,495
Performance Fees Adjustment (a)	(64,621)	(12,689)	(78,542)	(105,207)	(95,028)
Investment Income (Loss) Adjustment (b)	(11,068)	153	(6,008)	(2,249)	(5,767)
Investment Income - Blackstone’s Treasury Cash Management Strategies (c)	139	197	438	2,494	667
Performance Fee Compensation and Benefits Adjustment (d)	36,977	7,882	43,820	53,928	50,497
Taxes Payable (e)	(586)	(1,396)	(1,342)	(2,458)	(1,877)

Net Fee Related Earnings from Operations	$2,594	$7,695	$13,252	$10,028	$8,987

(a)	This adjustment removes from ENI the segment amount of Performance Fees.
(b)	This adjustment removes from ENI the segment amount of Investment Income (Loss).
(c)	This adjustment represents the realized and unrealized gain on Blackstone’s Treasury cash management strategies which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(d)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees.
(e)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments Economic Net Income, of Total Segments, Economic Net Income to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Financial Advisory
Economic Net Income (Loss)	$8,231	$42,171	$3,919	$29,368	$(872)
Investment Income (Loss) Adjustment (a)	(417)	(512)	(1,076)	657	(490)
Investment Income - Blackstone’s Treasury Cash Management Strategies (b)	350	484	1,073	(713)	63
Taxes Payable (c)	(2,092)	(4,987)	2,346	(5,652)	(2,680)

Net Fee Related Earnings (Loss) from Operations	$6,072	$37,156	$6,262	$23,660	$(3,979)

(a)	This adjustment removes from ENI the segment amount of Investment Income (Loss).
(b)	This adjustment represents the realized and unrealized gain on Blackstone’s Treasury cash management strategies which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(c)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments Economic Net Income, of Total Segments, Economic Net Income to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Income (Loss) Before Provision (Benefit) for Taxes	$(227,671)	$(636,928)	$143,302	$198,643	$117,214
IPO and Acquisition-Related Charges (a)	726,722	749,930	438,568	453,975	421,861
Amortization of Intangibles (b)	39,512	40,822	40,872	44,172	44,174
(Income) Loss Associated with Non-Controlling Interests in (Income) Loss of Consolidated Entities (c)	(153,461)	67,647	(254,651)	(90,684)	71,056

Total Segments
Total Segments, Economic Net Income	385,102	221,471	368,091	606,106	654,305
Performance Fees Adjustment (d)	(186,214)	(25,636)	(258,784)	(455,655)	(600,797)
Investment Income (Loss) Adjustment (e)	(156,828)	(102,907)	(142,523)	(146,291)	(126,076)
Investment Income - Blackstone’s Treasury Cash Management Strategies (f)	3,665	5,062	11,226	(4,676)	1,302
Performance Fee Compensation and Benefits Adjustment (g)	62,341	21,987	129,285	143,349	177,068
Taxes Payable (h)	(9,321)	(12,062)	5,619	(20,093)	(12,622)

Net Fee Related Earnings from Operations	98,745	107,915	112,914	122,740	93,180
Realized Performance Fees (i)	46,140	23,495	41,077	122,635	81,057
Realized Investment Income (Loss) (j)	5,307	15,721	14,276	11,611	23,499
Adjustment Related to Realized Investment Income - Blackstone’s Treasury Cash Management Strategies (k)	(1,264)	512	(4,874)	(2,156)	(1,010)
Other Payables Including Payable Under Tax Receivable Agreement	(232)	(68)	2,923	(15,633)	(177)

Distributable Earnings	$148,696	$147,575	$166,316	$239,197	$196,549

Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (l)	$120,805	$132,866	$124,195	$163,600	$126,666

(a)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for Transaction-Related Charges which include principally equity-based compensation charges associated with Blackstone’s initial public offering and other corporate actions.
(b)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for the Amortization of Intangibles which are associated with Blackstone’s initial public offering and other corporate actions.
(c)	This adjustment adds back to Income (Loss) Before Provision for Taxes the amount of (Income) Loss Associated with Non-Controlling Interests in (Income) Loss of Consolidated Entities and includes the amount of Management Fee Revenues associated with Consolidated CLO Entities.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments Economic Net Income, of Total Segments, Economic Net Income to Net Fee Related Earnings from Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations to Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

(d)	This adjustment removes from ENI the total segment amount of Performance Fees.
(e)	This adjustment removes from ENI the total segment amount of Investment Income (Loss).
(f)	This adjustment represents the realized and unrealized gain on Blackstone’s Treasury cash management strategies which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(g)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees.
(h)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.
(i)	Represents the adjustment for realized Performance Fees net of corresponding actual amounts due under Blackstone’s profit sharing plans related thereto.
(j)	Represents the adjustment for Blackstone’s Investment Income (Loss) - Realized.
(k)	Represents the elimination of Realized Investment Income attributable to Blackstone’s Treasury cash management strategies which is a component of both Net Fee Related Earnings from Operations and Realized Investment Income (Loss).
(l)	Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations represents Net Fee Related Earnings from Operations adding back the implied cash taxes payable component from the Distributable Earnings reconciliation presented above, which is included in (i), and segment interest and depreciation and amortization. The cash taxes payable component of (i) was $9.3 million, $12.1 million, $(5.6) million, $20.1 million and $12.6 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, and March 31, 2011, respectively. Interest was $6.3 million, $6.8 million, $10.3 million, $13.2 million and $12.7 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, and March 31, 2011, respectively. Depreciation and amortization was $6.4 million, $6.1 million, $6.6 million, $7.6 million and $8.2 million for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010, and March 31, 2011, respectively.

THE BLACKSTONE GROUP L.P.

Exhibit 3. Distributable Earnings

(Dollars in Thousands)

The following table calculates Blackstone’s Distributable Earnings. Distributable Earnings is a supplemental measure of performance to assess amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	Three Months Ended March 31,
	2011	2010
Fee Related Earnings
Revenues
Total Management and Advisory Fees (a)	$425,666	$362,621
Interest and Dividend Revenue (a)	9,448	8,690
Other (a)	2,259	(3,250)
Investment Income - Blackstone’s Treasury Cash Management Strategies (b)	1,302	3,665

Total Revenues	438,675	371,726

Expenses
Compensation and Benefits - Compensation (a)	229,898	190,637
Other Operating Expenses (a)	102,975	73,023
Cash Taxes (c)	12,622	9,321

Total Expenses	345,495	272,981

Net Fee Related Earnings from Operations	93,180	98,745

Performance Fees, Net of Related Compensation
Performance Fees - Realized (a)	95,600	53,881
Compensation and Benefits - Performance Fee Compensation - Realized (a)	(14,543)	(7,741)

Total Performance Fees, Net of Related Compensation	81,057	46,140

Investment Income and Other
Investment Income - Realized (a)	23,499	5,307
Adjustment Related to Realized Investment Income - Blackstone’s Treasury Cash Management Strategies (d)	(1,010)	(1,264)
Other Payables Including Payable Under Tax Receivable Agreement	(177)	(232)

Total Investment Income and Other	22,312	3,811

Distributable Earnings	$196,549	$148,696

(a)	Represents the total segment amounts of the respective captions.
(b)	Represents the inclusion of Investment Income from Blackstone’s Treasury cash management strategies.
(c)	Represents the provisions for and/or adjustments to income taxes that were calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.
(d)	Represents the elimination of Realized Investment Income attributable to Blackstone’s Treasury cash management strategies which is a component of Net Fee Related Earnings from Operations.

THE BLACKSTONE GROUP L.P.

Exhibit 4. Reconciliation of Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted to Weighted-Average Economic Net Income Adjusted Units—Basic and Diluted and of Total GAAP Common Units Outstanding—Basic and Diluted to Economic Net Income Adjusted Units—Basic and Diluted and of Total GAAP Common Units Outstanding to Distributable Earnings Units Outstanding

The following table provides a reconciliation of Blackstone’s Total GAAP Weighted-Average Common Units Outstanding—Basic and Diluted to Weighted-Average Economic Net Income Adjusted Units—Basic and Diluted.

	Three Months Ended March 31,
	2011	2010
Total GAAP Weighted-Average Common Units Outstanding - Basic	447,742,389	333,433,864
Adjustments:
Weighted-Average Unvested Deferred Restricted Common Units	9,910,527	—

Total GAAP Weighted-Average Common Units Outstanding - Diluted	457,652,916	333,433,864
Adjustments:
Weighted-Average Blackstone Holdings Partnership Units	658,290,684	764,866,007
Weighted-Average Unvested Deferred Restricted Common Units	—	28,626,333

Weighted-Average Economic Net Income Adjusted Units - Diluted	1,115,943,600	1,126,926,204

The following table provides a reconciliation of Blackstone’s Total GAAP Common Units Outstanding—Basic and Diluted to Economic Net Income Adjusted Units—Basic and Diluted.

	March 31,
	2011	2010
Total GAAP Common Units Outstanding - Basic	464,502,284	347,181,400
Adjustments:
Blackstone Holdings Partnership Units	639,228,191	751,496,468
Unvested Deferred Restricted Common Units	24,297,037	27,815,594

Economic Net Income Adjusted Units - Basic	1,128,027,512	1,126,493,462

	March 31,
	2011	2010
Total GAAP Common Units Outstanding - Diluted	474,412,811	347,181,400
Adjustments:
Blackstone Holdings Partnership Units	639,228,191	751,496,468
Unvested Deferred Restricted Common Units	—	27,815,594

Economic Net Income Adjusted Units - Diluted	1,113,641,002	1,126,493,462

The following table provides a reconciliation of Blackstone’s Total GAAP Common Units Outstanding to Distributable Earnings Units Outstanding.

	March 31,
	2011	2010
Total GAAP Common Units Outstanding (a)	464,502,284	347,181,400
Adjustments:
Blackstone Holdings Partnership Units	639,228,191	751,496,468

Distributable Earnings Units Outstanding	1,103,730,475	1,098,677,868

(a)	Common unit holders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under the Tax Receivable Agreement and certain other tax-related payables.

THE BLACKSTONE GROUP L.P.

Exhibit 5. Assets Under Management

(Dollars in Thousands)

	As of and for the Periods Ended March 31,
	2011	2010
Total Assets Under Management (End of Period)
Private Equity	$43,955,392	$28,022,326
Real Estate	34,990,590	21,880,655
Hedge Fund Solutions	39,542,086	30,322,510
Credit Businesses	31,475,397	24,290,357

	$149,963,465	$104,515,848

Fee-Earning Assets Under Management (End of Period)
Private Equity	$35,892,804	$25,173,936
Real Estate	26,454,012	23,820,697
Hedge Fund Solutions	35,847,002	28,902,220
Credit Businesses	25,838,878	20,173,319

	$124,032,696	$98,070,172

Weighted-Average Fee-Earning Assets Under Management (For the Three Months Ended)
Private Equity	$35,775,826	$25,010,887
Real Estate	26,454,180	23,719,287
Hedge Fund Solutions	35,320,896	28,506,845
Credit Businesses	25,482,707	20,259,313

	$123,033,609	$97,496,332

THE BLACKSTONE GROUP L.P.

Exhibit 6. Limited Partner Capital Invested Metrics

(Dollars in Thousands)

	As of and for the Periods Ended March 31,
	2011	2010
Limited Partner Capital Invested (For the Three Months Ended)
Private Equity	$652,947	$387,904
Real Estate (a)	654,428	424,868
Credit Businesses	154,298	157,052

	$1,461,673	$969,824

Fund Level Unrealized Value (b) (End of Period)
Private Equity
Cost	$20,262,265	$19,695,417

Unrealized Value	$22,646,168	$19,695,029

Real Estate (a)
Cost	$16,637,075	$12,478,211

Unrealized Value	$20,805,296	$8,355,147

Credit Businesses
Cost	$3,668,448	$3,088,626

Unrealized Value	$4,418,781	$3,424,993

(a)	Limited Partner Capital Invested and Fund Level Unrealized Value for the Real Estate segment represents activity related to funds raised by Blackstone.
(b)	Cost and unrealized value represent the limited partners’ share, including co-investments arranged by Blackstone, of those fund level investments on which carried interest can be earned, before carried interest allocations to Blackstone, when a fund achieves cumulative investment returns in excess of a specified rate.

THE BLACKSTONE GROUP L.P.

Exhibit 7. Definitions of Non-GAAP Financial Information

Blackstone discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in the attached press release:

•

Blackstone uses Economic Net Income, or “ENI”, as a key measure of value creation and as a benchmark of its performance. ENI represents segment net income excluding the impact of income taxes and initial public offering (“IPO”) and acquisition-related items, including charges associated with equity-based compensation, the amortization of intangibles and corporate actions including acquisitions. For segment reporting purposes, revenues and expenses are presented on a basis that deconsolidates the investment funds we manage.

Total Segment ENI equals the aggregate of ENI for all segments. ENI is used by management primarily in making resource deployment and compensation decisions across Blackstone’s five segments.

•

Economic Net Income After Taxes represents ENI adjusted to reflect the implied provision (benefit) for income taxes calculated using a similar methodology as applied in calculating the tax provision (benefit) for The Blackstone Group L.P. but consistent with the ENI concepts as noted above.

•

Blackstone uses Net Fee Related Earnings from Operations as a key measure to highlight earnings from operations excluding: (a) the income related to performance fees and related carry plan costs, (b) income earned from Blackstone’s investments in the Blackstone Funds, and (c) realized and unrealized gains (losses) from other investments except for such gains (losses) from Blackstone’s Treasury cash management strategies. Management uses Net Fee Related Earnings from Operations as a measure to assess whether recurring revenue from our businesses is sufficient to adequately cover all of our operating expenses and generate profits. Net Fee Related Earnings from Operations equals contractual fee revenues, investment income from Blackstone’s Treasury cash management strategies and interest income, less (a) compensation expenses (which includes amortization of non-IPO and non-acquisition-related equity-based awards, but excludes amortization of IPO and acquisition-related equity-based awards, carried interest and incentive fee compensation), (b) other operating expenses, and (c) cash taxes due on earnings from operations as calculated using a similar methodology as applied in calculating the current tax provision (benefit) for The Blackstone Group L.P.

•

Blackstone uses Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (“EBITDA-NFRE”) as a measure of segment performance and an indicator of our ability to cover our recurring operating expenses. EBITDA-NFRE equals Net Fee Related Earnings from Operations before segment interest expense, segment depreciation and amortization and the cash taxes included in Net Fee Related Earnings from Operations.

•

Distributable Earnings, which is derived from our segment reported results, is a supplemental measure to assess performance and amounts available for distributions to Blackstone unitholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships. Distributable Earnings is intended to show the amount of net realized earnings without the effects of the consolidation of the Blackstone Funds.

Distributable Earnings, which is a component of Economic Net Income, is the sum across all segments of: (a) Total Management and Advisory Fees, (b) Interest and Dividend Revenue, (c) Other Revenue, (d) Realized Performance Fees, and (e) Realized Investment Income (Loss); less (a) Compensation, (b) Realized Performance Fee Compensation, (c) Other Operating Expenses, and (d) Cash Taxes and Payables Under the Tax Receivable Agreement. Distributable Earnings is reconciled to Blackstone’s Consolidated Statement of Operations. It is Blackstone’s current intention that on an annual basis it will distribute to unitholders all of its Distributable Earnings, less realized investment gains, in excess of amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter.

THE BLACKSTONE GROUP L.P.

Exhibit 7. Definitions of Non-GAAP Financial Information

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.